Exhibit 99.1

BIODEL REPORTS SECOND QUARTER FISCAL YEAR 2015 FINANCIAL RESULTS

Conference Call and Audio Webcast to be Held Today, May 6th, at 5:00 p.m. ET

DANBURY, Conn., May 6, 2015 (GLOBE NEWSWIRE) - Biodel Inc. (Nasdaq: BIOD) today reported financial results for the second fiscal quarter ended March 31, 2015.

Portfolio highlights since last fiscal quarter:

●

Announced positive clinical data from Study 6-101 demonstrating that administration of the formulation designed for use in the Glucagon Emergency Management (GEM) device results in glucagon exposure and glucose response that met standard bioequivalence criteria when compared to marketed glucagon

●

Announced results from a formative human factors study of its GEM device demonstrating a substantial improvement in ease of use and successful delivery of the full dose, as well as a reduction in dosing errors when compared to commercially available glucagon kits

●	Successfully completed a public offering, which generated approximately $32.1 million in net proceeds, including proceeds from the exercise of the over-allotment option
●	Received acceptance of 5 abstracts for presentation at the 2015 American Diabetes Association Scientific sessions. Four abstracts are on BIOD-531 and one is on the GEM program

Dr. Errol De Souza, president and chief executive officer of Biodel, stated: “This has been an extremely productive quarter for Biodel. With the exciting data from the recent clinical and human factor studies reported in the GEM program over the past two months and the continued progress made in the BIOD-531 program, coupled with our recent public offering, we are positioned to transition Biodel over the next 12 to 18 months to a later stage product development company with a diversified portfolio and significant potential to build shareholder value.”

Second Quarter Financial Results

Biodel reported a net loss of $4.4 million and $9.0 million, or $0.18 and $0.40 per share for the quarter and six month periods ended March 31, 2015, respectively. These results compare to a net loss of $6.2 million and $8.6 million, or $0.29 and $0.41 per share for the quarter and six month periods ended March 31, 2014, respectively.

Biodel did not recognize any revenue during the quarter and six month periods ended March 31, 2015 or 2014.

At March 31, 2015, Biodel had cash and cash equivalents of $17.8 million and 24.6 million shares of common stock outstanding. After giving effect of the recent public offering, Biodel had cash and cash equivalents of $49.8 million and 62.1 million shares of common stock outstanding.

Biodel Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	September 30,	March 31,
	2014	2015
		(unaudited)
ASSETS
Current:
Cash and cash equivalents	$24,588	$17,753
Prepaid and other assets	316	625

Total current assets	24,904	18,378
Property and equipment, net	481	338
Intellectual property, net	40	38

Total assets	$25,425	$18,754

LIABILITIES AND STOCKHOLDERS' EQUITY
Current:
Accounts payable	$172	$346
Accrued expenses:
Clinical trial expenses	214	399
Payroll and related	958	986
Accounting and legal fees	131	222
Other	141	146
Income taxes payable	—	3

Total current liabilities	1,616	2,102

Common stock warrant liability	1,014	302

Total liabilities	2,630	2,404
Commitments
Stockholders' equity:
Convertible preferred stock, $.01 par value; 50,000,000 shares
authorized; 1,950,000 and 1,909,410 issued and outstanding	19	19
Common stock, $.01 par value; 200,000,000 shares authorized;
23,079,543 and 24,620,322 issued and outstanding	231	246
Additional paid-in capital	252,104	254,687
Accumulated deficit	(229,559)	(238,602)

Total stockholders' equity	22,795	16,350

Total liabilities and stockholders' equity	$25,425	$18,754

Biodel Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2014	2015	2014	2015
Revenue	$—	$—	$—	$—

Operating expenses:
Research and development	4,257	2,917	7,998	6,324
Government grants	(207)	—	(304)	—
General and administrative	1,731	1,611	3,127	3,444

Total operating expenses	5,781	4,528	10,821	9,768
Other (income) and expense:
Interest and other income	(13)	(7)	(29)	(16)
Adjustment to fair value of
common stock warrant liability	426	(166)	(2,161)	(712)

Loss before tax provision	(6,194)	(4,355)	(8,631)	(9,040)
Tax provision	4	1	9	3

Net loss	(6,198)	(4,356)	(8,640)	(9,043)

Net loss per share — basic and diluted	$(0.29)	$(0.18)	$(0.41)	$(0.40)

Weighted average shares outstanding
— basic and diluted	21,083,237	24,369,246	21,078,404	22,809,903

Conference Call and Webcast Information

Biodel's senior management will host a conference call on May 6, 2015 beginning at 5:00 p.m. Eastern Time to discuss these results and provide a company update. Live audio of the conference call will be available to investors, members of the news media and the general public by dialing +1 (877)407-7181 (United States) or +1 (201)689-8047 (international). To access the call by live audio webcast, please log on to the investor section of the company's website at www.biodel.com. An archived version of the audio webcast will be available on Biodel's website. Interested parties may also access an audio replay by dialing (877) 660-6853 (US) (201) 612-7415 (International) and entering conference ID number 13588552.

About Biodel Inc.

Biodel Inc. is a specialty biopharmaceutical company focused on the development and commercialization of innovative treatments for diabetes that may be safer, more effective and more convenient for patients. Biodel's product candidates are developed by applying proprietary technologies to existing drugs in order to improve their therapeutic profiles. More information about Biodel is available at www.biodel.com.

Safe-Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements about future activities related to the clinical development plans for Biodel's product candidates, potential timing, design and outcomes of clinical trials and Biodel's ability to develop and commercialize its product candidates. Forward-looking statements represent Biodel's management's judgment regarding future events. All statements, other than statements of historical facts, including statements regarding Biodel's strategy, future operations, future clinical trial results, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "projects," "should," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Biodel's forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, the progress, timing or success of Biodel's research and development and clinical programs for Biodel's product candidates; Biodel's ability to conduct the development work necessary to finalize the formulation and design of Biodel's auto-reconstitution glucagon rescue product candidate, as well as the preclinical studies, clinical trials and manufacturing activities necessary to support the filing of a new drug application, or NDA, to the U.S. Food and Drug Administration, or FDA, for that product candidate; Biodel's ability to engage a strategic partner in the further development of Biodel's prandial ultra-rapid-acting insulin formulations, including BIOD-531, which uses regular human insulin, or RHI, as the active pharmaceutical ingredient, and Biodel's insulin analog-based formulations; the success of Biodel's formulation development work to improve the stability of Biodel's newer ultra-rapid-acting insulin analog-based formulations while maintaining the pharmacokinetic and injection site toleration characteristics associated with earlier formulations; the results of Biodel's real-time stability programs for Biodel's RHI-, insulin analog- and glucagon-based product candidates, including the reproducibility of earlier, smaller scale, stability studies and Biodel's ability to accurately project long term stability on the basis of accelerated testing; Biodel's ability to accurately anticipate technical challenges that the company may face in the development of Biodel's ultra-rapid-acting RHI- and insulin analog-based product candidates or Biodel's glucagon rescue product candidates; Biodel's ability to secure approval by the FDA for Biodel's product candidates under Section 505(b)(2) of the Federal Food, Drug and Cosmetic Act; Biodel's ability to enter into collaboration arrangements for the commercialization of Biodel's product candidates and the success or failure of any such collaborations into which the company enters, or Biodel's ability to commercialize its product candidates on its own; Biodel's ability to enforce Biodel's patents for Biodel's product candidates and Biodel's ability to secure additional patents for Biodel's product candidates; and other factors identified in our most recent annual report on Form 10-K for the fiscal year ended September 30, 2014 and other subsequent filings with the Securities and Exchange Commission. The company disclaims any obligation to update any forward-looking statements as a result of events occurring after the date of this press release.